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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2003

Family Dollar Stores, Inc.
(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-6807 (Commission File Number)	56-0942963 (I.R.S. Employer Identification No.)
P.O. Box 1017, 10401 Old Monroe Road Charlotte, North Carolina (Address of Principal Executive Offices)		28201-1017 (Zip Code)

Registrant's telephone number, including area code: (704) 847-6961

(Former name or former address, if changed since last report)

Item 9. REGULATION FD DISCLOSURE

        On January 16, 2003, Family Dollar Stores, Inc. (the "Company") issued a news release with respect to the retirement of Leon Levine, the Company's Founder and Chairman of the Board, the naming of Howard R. Levine, the Company's President and Chief Executive Officer, as Leon Levine's successor as Chairman of the Board; the naming of R. David Alexander, Jr., the Company's Executive Vice President and Chief Operating Officer, as Howard R. Levine's successor as President; the election of Directors and other actions at the Company's Annual Meeting of Stockholders; and an increase in the quarterly cash dividend. The Company is filing this Form 8-K pursuant to the Securities and Exchange Commission's Regulation FD. A copy of the news release is attached hereto and is incorporated by reference as Exhibit 99.1. Copies of the Amendments to the Employment Agreements between the Company and Howard R. Levine and R. David Alexander, Jr., and the Family Dollar 2000 Outside Directors Plan, as amended as of January 16, 2003, to increase the value of the Company's Common Stock awarded annually to outside Directors from $10,000 to $20,000 are attached hereto and incorporated by reference as Exhibit 10 (i), 10 (ii) and 10 (iii), respectively.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FAMILY DOLLAR STORES, INC. (Registrant)
Date: January 16, 2003	By:	/s/ GEORGE R. MAHONEY, JR. George R. Mahoney, Jr. Executive Vice President-General Counsel

Exhibit Index

Exhibit No.	Item
*10(i)	Amendment dated January 16, 2003, to Employment Agreement dated August 27, 1997, as amended, between the Company and Howard R. Levine
*10(ii)	Amendment dated January 16, 2003, to Employment Agreement dated August 25, 2000, as amended, between the Company and R. David Alexander, Jr.
*10(iii)	Family Dollar 2000 Outside Directors Plan, as amended as of January 16, 2003
99.1	News Release dated January 16, 2003

*
Exhibit represents a management contract or compensatory plan

2

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  Item 9. REGULATION FD DISCLOSURE
SIGNATURES